EX-99.B10


                      [MORRISON & FOERSTER LLP LETTERHEAD]


                                                    March 19, 1996






Nations Fund Portfolios, Inc.
111 Center Street
Little Rock, Arkansas  72201

         Re:   Shares of Capital Stock of
               Nations Fund Portfolios, Inc.

Gentlemen:

         We refer to Post-Effective Amendment No. 4 and Amendment No. 6 to the Registration Statement on Form N-1A (SEC File Nos. 33-89742; 811-8982) (the "Registration Statement") of Nations Fund Portfolios, Inc. (the "Company") relating to the registration of an indefinite number of Shares of Capital Stock of the Company's three portfolios, namely Nations Global Government Income Fund, Nations Pacific Growth Fund and Nations Emerging Markets Fund (collectively, the "Shares").

         We have been  requested  by the  Company  to  furnish  this  opinion as
Exhibit 10 to the Registration Statement.

         We have examined such records, documents, instruments, and certificates of public officials and of the Company, made such inquiries of the Company, and examined such questions of law as we have deemed necessary for the purpose of rendering the opinion set forth herein. We have also verified with the Company's transfer agent the maximum number of shares issued by the Company during the fiscal period ended September 30, 1995. We have assumed the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies.



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Nations Fund Portfolios, Inc.
March 19, 1996
Page Two

         Based upon and subject to the foregoing, we are of the opinion that:

         The issuance and sale of the Shares by the Company have been duly and validly authorized by all appropriate action, and assuming delivery by sale or in accord with the Funds' dividend reinvestment plan in accordance with the description set forth in the Registration Statement, as amended, the Shares will be validly issued, fully paid and nonassessable.

         We consent to the inclusion of this opinion as an exhibit to the Registration Statement.

         In addition, we consent to the use of our name and to the reference to our Firm under the heading "Counsel" in the Statement of Additional Information and the description of advice rendered by our Firm under the heading "How The Funds Are Managed" in the Prospectuses, which are included as part of the Registration Statement.

                                                     Very truly yours,

                                                     /s/ MORRISON & FOERSTER LLP

                                                     MORRISON & FOERSTER LLP